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Exhibit 3.1
-----------
                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                          ACT TELECONFERENCING, INC.

         The Board of Directors of ACT Teleconferencing, Inc. (the "Corporation"), pursuant to Section 7-110-107(1) of the Colorado Business Corporation Act, adopts the following as its Restated Articles of Incorporation to integrate and replace the Corporation's original Articles of Incorporation and all prior amendments:

                                   ARTICLE I

         The name of this Corporation is ACT Teleconferencing, Inc.

                                  ARTICLE II

         The Corporation is authorized to issue an aggregate total of 10,000,000 shares, all of which shall be designated Common Stock, with no par value.

                                  ARTICLE III

         No shareholder of this Corporation shall have any cumulative voting rights in the election of directors.

                                  ARTICLE IV

         No shareholder of this Corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                   ARTICLE V

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for acts specified in Section 7-108-403 of the Colorado Statutes, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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                                  ARTICLE VI

         The Corporation shall indemnify directors, officers, and others for liabilities and expenses incurred in connection with their corporate duties to the fullest extent permitted by the Colorado Business Corporation Act or its amended or successor provisions.

                                  ARTICLE VII

         Whenever the statutes of Colorado, as amended, require the holders of two-thirds of the outstanding shares entitled to vote to approve certain proposals and to approve amendments to the Articles of Incorporation, the affirmative vote of holders of a majority of shares entitled to vote thereon shall be sufficient for approval, except the affirmative vote of holders of two-thirds of the outstanding shares entitled to vote shall be necessary whenever specifically required by these Articles.

                                 ARTICLE VIII

         The Board of Directors shall consist of not more than nine (9) members, none of whom need be shareholders. The exact number of directors within the maximum limitation of nine (9) shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors from time to time; however, no decrease in the number of directors shall change the term of any director. The Board of Directors shall be divided into three classes, as nearly equal in number of directors as possible, as determined by the Board of Directors. Each class shall be elected for a term expiring at the Annual Meeting of the Shareholders held in the third year thereafter; provided, however, that at the 1994 Annual Meeting of Shareholders, one class shall be elected for a term expiring at the 1995 annual meeting, one class for a term expiring at the 1996 annual meeting, and one class for a term expiring at the 1997 annual meeting. Each director shall continue in office until the Annual Meeting of Shareholders in the year in which the director's term expires, and thereafter until the director's successor is duly elected and qualified, unless a prior vacancy shall occur by reason of the director's death, resignation, or removal from office.

         Newly created directorships resulting from an increase in the authorized number of directors within the approved maximum and any vacancies in directorships may be filled by the affirmative vote of a majority of directors then in office, even though less than a quorum, or by the affirmative vote of the holders of a majority of the shares present and entitled to vote at a meeting called for the purpose of electing directors. Directors so chosen by the Board of Directors of the shareholders to fill a vacancy or newly created directorship shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of class to which the director or directors have been appointed or elected expires.

         Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least two-thirds of the outstanding common stock of the Corporation entitled to vote for the election of directors.

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         The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VIII.

                                  ARTICLE IX

         A. In addition to the requirements of any applicable statute, the affirmative vote of shareholders holding not less than two-thirds of the outstanding shares of the Corporation's common stock shall be required for the approval of any "Business Combination" (as defined herein) involving this Corporation and for the approval or authorization by this Corporation, in its capacity as a shareholder, of any Business Combination involving a subsidiary of this Corporation which requires the approval or authorization of the shareholders of the subsidiary, provided, however, that the two-thirds voting requirement shall not be applicable if:

                  1. A majority of all the "Continuing Directors" (as defined herein) by vote have expressly approved the Business Combination; or

                  2. The Business Combination is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of this Corporation and the cash to be received per share in the Business Combination by holders of the common stock of this Corporation (other than the "Related Person" as hereinafter defined) is not less than the highest per share price (including brokerage commissions, transfer taxes, soliciting dealers' fees and dealer-management compensation) paid by the Related Person in acquiring any of its holdings of this Corporation's common stock (with appropriate adjustments for recapitalizations, stock splits, stock dividends and other changes to the Corporation's capital structure).

         B.       For purposes of this Article:

                           1.       The term "Business Combination" shall mean:

                                    i)      any merger or consolidation of this
                  Corporation or a subsidiary of this Corporation with or into a Related Person;

                                    ii)     any sale, lease, exchange, transfer,
                  mortgage, or other disposition to a Related Person (in one transaction or in a series of related transactions), of all or any "Substantial Part" (as hereinafter defined) of the assets of this Corporation (including, without limitation, any voting securities of a subsidiary of this Corporation) or a subsidiary of this Corporation;

                                    iii)    any sale, lease, exchange, transfer
                  or other disposition (in one transaction or in a series of related transactions) of all or any Substantial Part of the assets of a Related Person to this Corporation or a subsidiary of this Corporation;

                                    iv)     any issuance, sale, exchange,
                  transfer or other disposition of any securities of this Corporation or a subsidiary of this Corporation to a

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                  Related Person (except common stock issuable pursuant to the exercise of options to purchase, during any twelve-month period, not more than one percent of the common stock outstanding during such period), including, without limitation, any exchange of shares of this Corporation or a subsidiary of this Corporation for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of this Corporation entitled to vote or the affirmative vote of this Corporation in its capacity as a shareholder of the subsidiary;

                                    v)      any acquisition by this Corporation
                  or a subsidiary of this Corporation of any securities of a Related Person or any securities of this Corporation or a subsidiary of this Corporation from a Related Person;

                                    vi)     any recapitalization or
                  reclassification of the securities of this Corporation which would have the effect of increasing the voting power of the Related Person;

                                    vii)    any plan or proposal for the
                  liquidation of this Corporation proposed by or on behalf of a Related Person; and

                                    viii)   any agreement, contract or other
                  arrangement providing for any of the transactions described in this definition of Business Combination.

                  2. The term "Related Person" shall mean and include any "Person" (as defined herein) which, together with its "Affiliates" and "Associates" (as defined herein), beneficially owns in the aggregate 20 percent or more of the voting power of the voting stock, and any Affiliate or Associate of any such Person. Beneficial ownership shall be determined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended, as in effect on August 9, 1993; provided, however, a Person shall also be deemed to be the beneficial owner of (i) any shares of common stock which such Person or any of its Affiliates or Associates has the right to acquire at any time pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise, and (ii) any shares of common stock beneficially owned by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of the shares of common stock.

                  3. The term "Person" shall mean any individual, corporation, partnership or other person or entity.

                  4. The term "Affiliate," used to indicate a relationship to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

                  5. The term "Associate," used to indicate a relationship with a specified person, shall mean (i) any corporation or organization (other than this Corporation or a majority-owned subsidiary of this Corporation) of which such specified person is an

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         officer or partner or is, directly or indirectly, the beneficial owner of 10 percent of more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of this Corporation or any of its parents or subsidiaries.

                  6. The term "Continuing Director" shall mean any person then serving as a director of this Corporation (i) who was a member of the Board of Directors of this Corporation on August 9, 1993, or (ii) who became a director after August 9, 1993, and whose election, or nomination for election by this Corporation's shareholders, was approved by a majority of all of the Continuing Directors, either by a specific vote or by issuance of a proxy statement authorized by the Board of Directors in which such person is named as nominee for director; provided, however, that in no event shall a director who announces that he has a conflict of interest with respect to, and refrains from voting on, the Business Combination in question be deemed to be a Continuing Director for purposes of such vote.

                  7. The term "Substantial Part" shall mean more than 25 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

         C. For the purpose of this Article, the Continuing Directors by a majority vote shall have the power to make a binding determination as to: (i) the number of shares of common stock of this Corporation that any person or entity beneficially owns; (ii) whether a person or entity is an Affiliate or Associate of another; (iii) whether the assets subject to any Business Combination is one in which a Related Person has an interest; (iv) whether the cash to be received per share by holders of common stock of this Corporation other than the Related Person in a Business Combination is an amount at least equal to the highest per share price paid by the Related Person; and (v) such other matters with respect to which a determination is required under th is Article.

         D. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of this Corporation shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article.

                                   ARTICLE X

         This Corporation is authorized to issue, in addition to the Common Stock, no par value, authorized in Article II, an aggregate of 1,000,000 shares of nonvoting Preferred Stock, subject to the following:

         A. The Board of Directors is authorized, subject to limitations prescribed by the statutes of Colorado and by these Articles of Incorporation, to provide for the issuance of shares of the Preferred Stock in series. The Board of Directors shall establish the number of shares to be included in each series and determine the designations, preferences, limitations, and relative rights of shares of each series. When such a determination has been made, the Corporation shall

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deliver Articles of Amendment to these Articles of Incorporation to the
Secretary of State for filing, which shall be effective without Shareholder action, specifying the designations, preferences, limitations, and relative rights of such class as required by statute.

         B. The authority of the Board of Directors with respect to the designation of each series shall include, without limitation, the authority to establish and define the number of shares initially constituting each series; the distinctive designation of each series; dividend rights; redemption rights, if any; the establishment of a sinking fund, if appropriate; liquidation rights; conversion privileges, if any; and other matters appropriate to each series to the extent deemed necessary by the Board of Directors or as required or allowed by the Colorado Business Corporation Act and not otherwise limited by said Act or by these Articles of Incorporation.

         C. To the extent holders of nonvoting Preferred Stock are entitled by statute to vote on certain matters, the Board may determine such matters attendant to such voting rights within the limitations established by statute.

         D. Shares of Preferred Stock of any series that have been redeemed or otherwise cancelled or that have been converted into shares of any other class of the Corporation's authorized securities shall be restored to the status of authorized and unissued Preferred Stock and shall thereafter be eligible for reissuance as part of any series of Preferred Stock.

         IN WITNESS WHEREOF, I, as Secretary of ACT Teleconferencing, Inc., certify under penalty of perjury, that the foregoing comprises the Restated Articles of Incorporation of ACT Teleconferencing, Inc., as adopted by the Board of Directors on April 15, 1996.


                                          -----------------------------------
                                                       Secretary

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                        Mail to: Secretary of State    For office use only 002
                             Corporations Section
                           1560 Broadway, Suite 200
                               Denver, CO 80202
                                (303) 894-2251
MUST BE TYPED                 Fax  (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
            ---

                             ARTICLES OF AMENDMENT
Please include a typed              TO THE
self-addressed envelope    ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is ACT Teleconferencing, Inc.
                                      --------------------------

SECOND: The following amendment to the Articles of Incorporation was adopted on October 18, 1999, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

         No shares have been issued or Directors Elected - Action by
-----    Incorporators

         No shares have been issued but Directors Elected - Action by Directors
-----
  X      Such amendment was adopted by the board of directors where shares have
-----    been issued and shareholder action was not required.

         Such amendment was adopted by a vote of the shareholders. The number of
-----    shares voted for the amendment was sufficient for approval.


THIRD: If changing corporate name, the new name of the corporation is___________

________________________________________________________________________________


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: See attached


If these amendments are to have a delayed effective date, please list that date:
           (Not to exceed ninety (90) days from the date of filing)


                                  ----------------------------------------------


                                  Signature_____________________________________
                                    Title  Chief Financial Officer and Secretary

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                                  ARTICLE XI



         1.       SERIES A PREFERRED STOCK.
                  ------------------------

         Two Thousand (2,000) shares of the nonvoting Preferred Stock of the Corporation, as authorized in ARTICLE X and not previously issued, are hereby designated "Series A Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1.1      Dividends.
                  ---------

         (a) The Corporation will pay preferential dividends to the holders of the Series A Preferred Stock as provided in this Section 1.1. Dividends on each outstanding share of Series A Preferred Stock will accrue cumulatively on a daily basis during each fiscal year of the Corporation at the rate of 8% per annum, compounded quarterly, on the Liquidation Value thereof, and will be payable only when, as and if declared by the Board of Directors of the Corporation, but in no event later than the redemption of such shares of Series A Preferred Stock pursuant to Section 1.4 hereof or upon a liquidation (as defined below) in accordance with Section 1.2 hereof.

         (b) Dividends on each share of Series A Preferred Stock will accrue from and including the date of issuance of such share to and including the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance", regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. Except for any repurchases of Common Stock or warrants permitted pursuant to the Securities Purchase Agreement (as defined below) which are made in accordance with the terms thereof, no dividends or other distributions will be paid, declared or set apart with respect to the Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series A Preferred Stock (collectively, "Junior Stock") without the prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, unless all accrued and unpaid dividends on the Series A Preferred Stock shall have been paid.

         (c) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the holders of the Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock held by each such holder.

         (d) All dividends payable on the Series A Preferred Stock pursuant to this Section 1.1 shall be paid in cash.

         1.2      Liquidation.
                  -----------

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         (a)      Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a "Liquidation"), the holders of Series A Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to $1,000.00 per share of Series A Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Series A Preferred Stock (as so adjusted, the "Liquidation Value"), plus all then accrued and unpaid dividends to the date of payment, and the holders of Series A Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the then aggregate Liquidation Value (plus all then accrued but unpaid dividends) of the Series A Preferred Stock held by each such holder.

         (b) Upon and after any Liquidation, unless and until the holder of each share of Series A Preferred Stock receives payment in full of the Liquidation Value plus all accrued and unpaid dividends on such share of Series A Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock. Upon and after any Liquidation, after the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

         1.3      Voting Rights.
                  -------------

         (a)      Voting Rights. Except as required by law or as otherwise set
                  -------------
forth herein, holders of Series A Preferred Stock will have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

         (b)      No Amendment, Alteration or Repeal. The Corporation will not
                  ----------------------------------
amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, any increase in the number of authorized shares of Series A Preferred Stock or any authorization or issuance of any series or class of capital stock with either preference or priority over the Series A Preferred Stock or parity with the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Corporation shall be deemed to affect adversely the Series A Preferred Stock.

         1.4      Redemptions.
                  -----------

         (a)      Mandatory Redemption. Subject to the provisions of subsection
                  --------------------
(d) of this Section 1.4, (i) the Corporation will, upon the occurrence of a Redemption Event, redeem at the closing thereof all of the shares of Series A

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Preferred Stock then outstanding at a per share price equal to the Redemption
Price, (ii) the Corporation will redeem all of the shares of Series A Preferred Stock outstanding on October 18, 2004 at a per share price equal to the Redemption Price, and (iii) during any time when an Event of Default under the Securities Purchase Agreement has occurred and is continuing, the Corporation will redeem all of the shares of Series A Preferred Stock outstanding within 10 days after receipt of notice from the holders of at least a majority of such outstanding shares requiring redemption at a per share price equal to the Redemption Price, unless, in the case of either clause (ii) or (iii), the holders of at least a majority of the then outstanding shares of Series A Preferred Stock advise the Corporation in writing that they do not wish to be redeemed in connection with such event, in which case no shares of Series A Preferred Stock shall be redeemed in connection with such event. Notwithstanding any of the foregoing to the contrary, in any redemption of all of the shares of Series A Preferred Stock, any holder thereof shall be entitled to retain at least one share of Series A Preferred Stock so as to maintain their voting rights as described in Section 1.3(a) above.

         (b)      Optional Redemption. Subject to Section 1.4(d) hereof, the
                  -------------------
Corporation shall be entitled at any time to redeem all or a portion of the shares of Series A Preferred Stock then outstanding at a price per share equal to the Redemption Price thereof.

         (c)      Late Payments. If any share of Series A Preferred Stock is not
                  -------------
redeemed on the date scheduled for redemption pursuant to this Section 1.4 other than with the consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, the dividend rate applicable to such share shall be increased to 12% per annum, compounded quarterly, accruing from such scheduled redemption date to the date on which such share actually shall be redeemed.

         (d)      Contractual Prohibitions. Notwithstanding any other provision
                  ------------------------
herein to the contrary, no redemption of any shares of Series A Preferred Stock shall be made by the Corporation at any time when such redemption would be prohibited by the terms of any credit or other financing agreement with any lender to the Corporation; provided that the failure to make such redemption as a consequence of such prohibition shall nonetheless be deemed for all purposes to be a default by the Corporation of its obligations under this Section 1.4.

         (e)      Notice of Redemption. The Corporation shall provide written
                  --------------------
notice of any event giving rise to the redemption of Series A Preferred Stock pursuant to this Section 1.4 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Series A Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all the shares of Series A Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Series A Preferred Stock which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated, to the extent permitted by law, to redeem at the time of redemption specified therein all shares of Series A Preferred Stock specified therein.

         (f)      Redemption Price and Priority of Payment. For each share of
                  ----------------------------------------
Series A Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series A Preferred Stock), in immediately available funds, an amount equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Series A Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate redemption price of such shares (plus all then accrued but unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series A Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Series A Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Series A Preferred Stock.

         (g)      Pro Rata Treatment of Series A Preferred Stock. The number of
                  ----------------------------------------------
shares of Series A Preferred Stock to be redeemed from each holder thereof in redemption hereunder will be the number of shares of Series A Preferred Stock determined by multiplying the total number of shares of Series A Preferred Stock to be redeemed by a fraction, the numerator of which will be the total number of shares of Series A Preferred Stock then held by such holder and the denominator of which will be the total number of shares of Series A Preferred Stock then outstanding. The Corporation shall not redeem, repurchase or otherwise acquire any Series A Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series A Preferred Stock on the basis of the aggregate Liquidation Value (plus all then accrued but unpaid dividends thereon) of shares of Series A Preferred Stock owned by each such holder.

         (h)      Dividends after Payment of Redemption Price. No share of
                  -------------------------------------------
Series A Preferred Stock is entitled to any dividends accruing after the date on which the Redemption Price of such share is paid pursuant to subsection (f) of this Section 1.4. On such date all rights of the holder of such share of Series A Preferred Stock will cease, and such share of Series A Preferred Stock will be deemed not to be outstanding.

         (i)      Payments on Junior Stock. If and so long as there are any
                  ------------------------
shares of Series A Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 1.4, until the Corporation has redeemed all of such shares of Series A Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock.

         1.5.     Ranking. The Series A Preferred Stock shall rank senior to all
                  -------
other series of the Corporation's Preferred Stock and Common Stock as to the distribution of assets on liquidation, dissolution or winding-up of the Corporation and as to the declaration and payment of dividends.

         1.6.     Definitions. As used herein, the following terms shall have
                  -----------
the following meanings:

         "Redemption Date" as to any redemption of any share of Series A
          ---------------
Preferred Stock, means the redemption date for such share of Series A Preferred Stock specified herein.

         "Redemption Event" means the occurrence of (i) any sale or other
          ----------------
disposition of all or substantially all of the assets of the Corporation in any single transaction or series of related transactions, (ii) any transfer or other disposition in any single transaction or series of related transactions of a majority of the Corporation's Common Stock, (iii) a public offering by the Corporation of its capital stock in a public offering registered under the Securities Act of 1933, as amended which yields net proceeds to the Corporation of more than $15,000,000, (iv) a merger or consolidation in which the Corporation is not the surviving entity, or (v) the occurrence of any event or circumstance which requires the Corporation to repay, repurchase, redeem or otherwise to retire any equity security of the Corporation or which permits the holder of such equity security to require any such repayment, repurchase, redemption or retirement.

         "Redemption Price" shall mean, with respect to each share of Series A
          ----------------
Preferred Stock, a price equal to the Liquidation Value, plus all then accrued and unpaid dividends (subject to appropriate adjustment in the event of any dividend, stock split, combination or other recapitalization).

         "Securities Purchase Agreement" means the Securities Purchase Agreement
          -----------------------------
dated on or near October 18, 1999, among the Corporation and the purchasers named therein, as the same may be amended, restated, modified or supplemented and in effect from time to time.

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